EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Shoe Pavilion, Inc. (the “Company”) on Form 10-Q for the period ended April 2, 2005 (the “Report”), I, Dmitry Beinus, Chairman, President and Chief Executive Officer of the Company and I, John D. Hellmann Vice President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dmitry Beinus
Chairman, President and Chief Executive Officer May 17, 2005

/s/ John D. Hellmann
Vice President and Chief Financial Officer May 17, 2005